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                                                                      EXHIBIT 11


                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                      (in thousands, except per share data)


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
                                                                         Three Months Ended            Six Months Ended
                                                                      ------------------------      -----------------------
                                                                       July 3,       June 27,       July 3,        June 27,
                                                                         1997          1996           1997          1996
                                                                      --------       ---------      -------        --------
PRIMARY:
Weighted average number of common shares
     outstanding .............................................         33,189         28,725         33,189         28,140

Net effect of dilutive stock options and warrants
     based on the treasury stock method using
     average market price ....................................          1,214          1,382          1,150          1,380
                                                                      -------        -------        -------        -------
Weighted average number of common and common
     equivalent shares outstanding ...........................         34,403         30,107         34,339         29,520
                                                                      =======        =======        =======        =======
Net income ...................................................        $ 7,812        $ 4,546        $16,348        $ 9,341

Less common and preferred dividends ..........................             --             68             --            229
                                                                      -------        -------        -------        -------
Net income applicable to common shares .......................        $ 7,812        $ 4,478        $16,348        $ 9,112
                                                                      =======        =======        =======        =======
Net income per common share as reported ......................        $   .23        $   .15        $   .48        $   .31
                                                                      =======        =======        =======        =======
FULLY DILUTED:

Weighted average number of common shares
     outstanding .............................................         33,189         28,725         33,189         28,140

Net effect of dilutive stock options and warrants
     based on the treasury stock method using ending
     market price ............................................          1,304          1,404          1,303          1,403
                                                                      -------        -------        -------        -------
                                                                       34,493         30,129         34,492         29,543
                                                                      =======        =======        =======        =======
Net income ...................................................        $ 7,812        $ 4,546        $16,348        $ 9,341

Less common and preferred dividends related to
     nonconvertible securities ...............................             --             68             --            229
                                                                      -------        -------        -------        -------
Net income applicable to common shares .......................        $ 7,812        $ 4,478        $16,348        $ 9,112
                                                                      =======        =======        =======        =======
Net income per common share assuming full
     dilution, as reported ...................................        $   .23        $   .15        $   .47        $   .31
                                                                      =======        =======        =======        =======
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